Groupon Reports Third Quarter 2021 Results
North America Local Billings Up 38% Year-Over-Year

•Global Billings of $553 million
•Revenue of $214 million
•Net income attributable to common stockholders of $78 million
•Adjusted EBITDA of $35 million

CHICAGO - November 5, 2021 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the third quarter ended September 30, 2021 and provided details on its recent operating progress. The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).

"Throughout 2021, we have made meaningful progress expanding our Local inventory and improving the merchant experience. During the third quarter we grew our high value, active Local customer base, drove unit growth for customers who engaged with our restriction-free Deals, and demonstrated our ability to impact customer demand," said Aaron Cooper, Interim CEO of Groupon. "As a result, despite the impact from the Delta variant we generated $553 million in global billings, of which approximately 76% were Local billings, $214 million in revenue and $35 million of adjusted EBITDA. We believe these are solid indicators that we remain on the path to recovery and that we are taking the right steps to transform our marketplace into the destination for Local in 2022 and beyond. Merchants are choosing to work with Groupon in new ways and consumers are beginning to respond."

Operational Highlights
We continue to make progress on our two strategic priorities - expanding inventory and modernizing our marketplace:
•Increased the amount of Deal inventory in North America that is repeatable to more than 75% and remain on track to hit our goal of 80% by year-end
•Grew listings per Beauty and Wellness merchant in North America by over 30% since the launch of Offers
•Drove strong merchant adoption of self-service; over 50% of Deals launched in North America were done via self-service during the quarter
•Launched ‘Grab Life by the Groupon’ brand repositioning campaign
•Grew North America active Local customer base 4% quarter-over-quarter

Outlook
For the full year 2021, we are updating our Adjusted EBITDA guidance to a range of $130 million to $135 million and our revenue guidance to a range of $950 million to $975 million.

Third Quarter 2021 Summary

All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $214.2 million in the third quarter 2021, down 30% (30% FX-neutral) compared with the third quarter 2020, primarily due to lower demand for our Goods category and the transition of Goods from a first-party to a third-party marketplace model. In a third-party marketplace model, we generate service revenue that is presented on a net basis compared with a first-party model, which recognizes revenue on a gross basis. The Goods revenue decline was partially offset by an increase in North America Local gross billings and higher variable consideration from unredeemed vouchers.
•Gross profit was $181.4 million in the third quarter 2021, up 13% (13% FX-neutral) compared with the third quarter 2020, primarily driven by an increase in North America Local gross billings and higher variable consideration from unredeemed vouchers, partially offset by a decrease in demand for our Goods category.
•SG&A was $119.5 million in the third quarter 2021, compared with $124.3 million in the third quarter 2020.
•Marketing expense was $53.2 million in the third quarter 2021, an increase of 69% compared with the prior year period, primarily driven by the launch of new brand campaigns and increased investment in an effort to drive consumer demand.
•Restructuring charges were $12.5 million in the third quarter 2021 and were related to our multi-phase restructuring plan announced in April 2020.
•Other income, net was $82.5 million in the third quarter 2021, compared with an expense of $0.9 million in the third quarter 2020. Other income, net during the current period was primarily related to an unrealized gain of $89.1 million recorded as a result of an upward adjustment for an observable price change on an other equity investment in a mobile payments company.
•Net income from continuing operations was $78.7 million in the third quarter 2021 compared with a net loss of $16.6 million in the third quarter 2020.
•Net income attributable to common stockholders in the third quarter 2021 was $78.1 million, or $2.36 per diluted share, compared with a net loss of $16.3 million, or $0.57 per diluted share, in the prior year period. Non-GAAP net income attributable to common stockholders plus assumed conversions was $12.5 million, or $0.38 per diluted share, in the third quarter 2021, compared with non-GAAP net income attributable to common stockholders of $4.5 million, or $0.15 per diluted share, in the third quarter 2020.
•Adjusted EBITDA, a non-GAAP financial measure, was $34.6 million in the third quarter 2021, compared with Adjusted EBITDA of $30.8 million in the third quarter 2020.
•Global units sold in the third quarter 2021 were 15.7 million, down 26% compared with the prior year period, primarily driven by lower consumer demand in our Goods category. In the third quarter 2021, North America units were flat in Local and down 58% in Goods compared with the prior year period. International units were down 12% and 59% in Local and Goods compared with the prior year period.
•Operating cash flow for the trailing twelve month period was an outflow of $74.0 million, and free cash flow, a non-GAAP financial measure, was an outflow of $124.0 million for the trailing twelve month period. The outflow was primarily driven by seasonal timing of payments to inventory suppliers, mid-year bonus payments and a shortening of the purchase to redemption cycle relative to year-end 2020 when redemption patterns were more heavily impacted by COVID-19, resulting in higher merchant payment outflows for the year-to-date period. We expect operating and free cash flow to return to more normalized patterns going forward.

•Cash and cash equivalents as of September 30, 2021 were $476.8 million. As of September 30, 2021, we had $100.0 million of outstanding borrowings under our revolving credit facility.
North America
•North America gross profit in the third quarter 2021 was $126.8 million, up 16% compared with the third quarter 2020, primarily driven by an increase in Local gross billings and higher variable consideration from unredeemed vouchers, partially offset by lower demand for our Goods category.
•North America active customers were 15.0 million as of September 30, 2021, slightly below the balance at the end of the second quarter 2021, primarily driven by declines in our Goods customer base. Active North America Local customers increased for the same period.

International
•International gross profit in the third quarter 2021 increased 9% to $54.6 million (6% FX-neutral), primarily driven by higher variable consideration from unredeemed vouchers, partially offset by declines in Local and Goods gross billings.
•International active customers were 9.0 million as of September 30, 2021, compared with 9.7 million as of June 30, 2021.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.
Conference Call
A conference call will be webcast Friday, November 5, 2021 at 9:00 a.m. CT / 10:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, Adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit)

for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, a loss on extinguishment of debt, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the three months ended September 30, 2021 and 2020, special charges and credits included charges related to our restructuring plan. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•acquisition-related expense (benefit), net,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges and strategic advisor costs,
•non-cash interest expense on convertible senior notes and loss on extinguishment of debt,
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative foreign currency translation adjustments into earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,
•non-operating gains and losses from sales of minority investments, and
•income (loss) from discontinued operations.
We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) for income taxes, non-GAAP net income attributable to common stockholders and non-GAAP income per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.

Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our service revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings is equivalent to product revenue reported in our condensed consolidated statements of operations. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, effects of the ongoing COVID-19 pandemic or other pandemics or disease outbreaks on our business; our ability to execute, and achieve the expected benefits of, our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments in the jurisdictions in which we operate; global economic uncertainty; retaining and adding high quality merchants; retaining existing customers and adding new customers; competing successfully in our industry; providing a compelling mobile experience for our customers; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; exposure to greater than anticipated tax liabilities; adoption of tax legislation; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our convertible senior notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, and our other filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of November 5, 2021. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is an experiences marketplace where consumers discover fun things to do and local businesses thrive. For our customers, this means giving them an amazing selection of experiences at great values. For our merchants, this means making it easy for them to partner with Groupon and reach millions of consumers around the world. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
Jennifer Beugelmans
Jordan Kever
ir@groupon.com

Public Relations
Nick Halliwell
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$476,782	$850,587
Accounts receivable, net	34,383	42,998
Prepaid expenses and other current assets	50,427	40,441
Total current assets	561,592	934,026
Property, equipment and software, net	78,114	85,284
Right-of-use assets - operating leases, net	51,971	75,349
Goodwill	216,899	214,699
Intangible assets, net	25,810	30,151
Investments	122,934	37,671
Other non-current assets	30,551	34,327
Total assets	$1,087,871	$1,411,507
Liabilities and equity
Current liabilities:
Short-term borrowings	$100,000	$200,000
Accounts payable	36,666	33,026
Accrued merchant and supplier payables	229,911	410,963
Accrued expenses and other current liabilities	241,737	294,999
Total current liabilities	608,314	938,988
Convertible senior notes, net	223,028	229,490
Operating lease obligations	66,375	90,927
Other non-current liabilities	40,657	44,428
Total liabilities	938,374	1,303,833
Commitment and contingencies
Stockholders' equity
Common stock, par value $0.0001 per share, 100,500,000 shares authorized; 39,873,255 shares issued and 29,579,138 shares outstanding at September 30, 2021; 39,142,896 shares issued and 28,848,779 shares outstanding at December 31, 2020	4	4
Additional paid-in capital	2,266,489	2,348,114
Treasury stock, at cost, 10,294,117 shares at September 30, 2021 and December 31, 2020	(922,666)	(922,666)
Accumulated deficit	(1,183,558)	(1,320,886)
Accumulated other comprehensive income (loss)	(10,976)	3,109
Total Groupon, Inc. stockholders' equity	149,293	107,675
Noncontrolling interests	204	(1)
Total equity	149,497	107,674
Total liabilities and equity	$1,087,871	$1,411,507

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Service	$198,976	$155,073	$577,761	$474,478
Product	15,195	148,946	166,185	599,337
Total revenue	214,171	304,019	743,946	1,073,815
Cost of revenue:
Service	19,127	17,005	58,719	60,162
Product	13,605	126,992	142,862	515,158
Total cost of revenue	32,732	143,997	201,581	575,320
Gross profit	181,439	160,022	542,365	498,495
Operating expenses:
Marketing	53,159	31,386	130,545	116,758
Selling, general and administrative	119,494	124,257	384,606	475,017
Goodwill impairment	—	—	—	109,486
Long-lived asset impairment	—	—	—	22,351
Restructuring and related charges	12,483	20,559	34,150	61,037
Total operating expenses	185,136	176,202	549,301	784,649
Income (loss) from operations	(3,697)	(16,180)	(6,936)	(286,154)
Other income (expense), net	82,533	(867)	97,729	(21,549)
Income (loss) from continuing operations before provision (benefit) for income taxes	78,836	(17,047)	90,793	(307,703)
Provision (benefit) for income taxes	135	(486)	773	(7,170)
Income (loss) from continuing operations	78,701	(16,561)	90,020	(300,533)
Income (loss) from discontinued operations, net of tax	—	—	—	382
Net income (loss)	78,701	(16,561)	90,020	(300,151)
Net (income) loss attributable to noncontrolling interests	(594)	291	(737)	(1,758)
Net income (loss) attributable to Groupon, Inc.	$78,107	$(16,270)	$89,283	$(301,909)

Basic net income (loss) per share:
Continuing operations	$2.64	$(0.57)	$3.05	$(10.59)
Discontinued operations	—	—	—	0.01
Basic net income (loss) per share	$2.64	$(0.57)	$3.05	$(10.58)

Diluted net income (loss) per share:
Continuing operations	$2.36	$(0.57)	$2.80	$(10.59)
Discontinued operations	—	—	—	0.01
Diluted net income (loss) per share	$2.36	$(0.57)	$2.80	$(10.58)

Weighted average number of shares outstanding:
Basic	29,567,802	28,751,520	29,282,932	28,535,393
Diluted	33,364,538	28,751,520	32,393,891	28,535,393

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating activities
Net income (loss)	$78,701	$(16,561)	$90,020	$(300,151)
Less: Income (loss) from discontinued operations, net of tax	—	—	—	382
Income (loss) from continuing operations	78,701	(16,561)	90,020	(300,533)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	15,449	15,568	46,879	60,988
Amortization of acquired intangible assets	2,168	2,455	6,728	7,378
Impairment of goodwill	—	—	—	109,486
Impairment of long-lived assets	—	—	—	22,351
Restructuring-related impairment	7,651	3,296	7,651	17,199
Stock-based compensation	8,204	8,379	25,121	30,937
Changes in fair value of investments	(91,288)	—	(95,533)	8,089
Amortization of debt discount on convertible senior notes	374	3,701	1,226	10,824
Foreign currency translation adjustments reclassified into earnings	16	—	(32,268)	—
Change in assets and liabilities:
Accounts receivable	2,581	10,020	7,985	9,602
Prepaid expenses and other current assets	(6,552)	441	(11,155)	29,098
Right-of-use assets - operating leases	4,961	6,150	16,016	17,680
Accounts payable	(3,125)	(3,922)	3,996	20,733
Accrued merchant and supplier payables	(57,530)	(19,833)	(175,079)	(163,125)
Accrued expenses and other current liabilities	(36,917)	9,946	(43,654)	2,496
Operating lease obligations	(8,437)	(14,251)	(24,614)	(29,709)
Other, net	9,568	(597)	21,735	2,002
Net cash provided by (used in) operating activities from continuing operations	(74,176)	4,792	(154,946)	(144,504)
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	—
Net cash provided by (used in) operating activities	(74,176)	4,792	(154,946)	(144,504)
Investing activities
Purchases of property and equipment and capitalized software	(13,405)	(11,745)	(37,865)	(36,662)
Proceeds from sale or divestment of investment	2,614	—	6,859	31,605
Acquisitions of intangible assets and other investing activities	(739)	(724)	(2,491)	(3,416)
Net cash provided by (used in) investing activities from continuing operations	(11,530)	(12,469)	(33,497)	(8,473)
Net cash provided by (used in) investing activities from discontinued operations	—	—	—	1,224
Net cash provided by (used in) investing activities	(11,530)	(12,469)	(33,497)	(7,249)
Financing activities
Proceeds from issuance of 2026 convertible notes	—	—	230,000	—
Proceeds from (payments of) borrowings under revolving credit agreement	—	—	(100,000)	200,000
Issuance costs for 2026 convertible notes and revolving credit agreement	167	(1,148)	(7,747)	(1,148)
Purchase of capped call transactions	—	—	(27,416)	—
Payments for the repurchase of Atairos convertible notes	—	—	(254,000)	—
Proceeds from the settlement of convertible note hedges	—	—	2,315	—
Payments for the settlement of warrants	—	—	(1,345)	—
Taxes paid related to net share settlements of stock-based compensation awards	(1,444)	(1,513)	(17,591)	(8,787)
Payments of finance lease obligations	(879)	(2,137)	(4,887)	(7,438)
Other financing activities	109	1,181	203	(2,070)
Net cash provided by (used in) financing activities	(2,047)	(3,617)	(180,468)	180,557
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(878)	5,008	(4,894)	(716)
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	(88,631)	(6,286)	(373,805)	28,088
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—	—	1,224
Net increase (decrease) in cash, cash equivalents and restricted cash	(88,631)	(6,286)	(373,805)	26,864
Cash, cash equivalents and restricted cash, beginning of period	565,911	785,807	851,085	752,657
Cash, cash equivalents and restricted cash, end of period	$477,280	$779,521	$477,280	$779,521

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
North America Segment:						Q3 2021
Gross Billings (1):						Y/Y Growth
Local	$230,422	$248,056	$281,296	$337,192	$318,825	38.4%
Travel	23,373	17,994	31,460	39,232	23,519	0.6
Goods	108,514	118,654	69,768	56,643	43,096	(60.3)
Total Gross Billings	$362,309	$384,704	$382,524	$433,067	$385,440	6.4%
Revenue:
Local	$98,561	$109,238	$125,374	$139,853	$129,131	31.0%
Travel	4,748	3,964	5,959	8,143	4,791	0.9
Goods	77,002	56,625	15,911	12,792	9,189	(88.1)
Total Revenue	$180,311	$169,827	$147,244	$160,788	$143,111	(20.6)%
Gross Profit:
Local	$87,507	$96,036	$112,426	$124,821	$115,184	31.6%
Travel	3,874	3,181	4,718	6,612	3,762	(2.9)
Goods	18,336	21,234	13,224	10,769	7,864	(57.1)
Total Gross Profit	$109,717	$120,451	$130,368	$142,202	$126,810	15.6%

Contribution Profit (2)	$89,999	$97,615	$107,600	$109,025	$88,508	(1.7)%

International Segment:						Q3 2021
Gross Billings:						Y/Y Growth	Fx Effect	Y/Y Growth excluding FX (3)
Local	$113,105	$89,442	$69,674	$89,877	$103,984	(8.1)	(2.3)	(10.4)%
Travel	25,827	8,001	3,459	16,395	20,154	(22.0)	(0.7)	(22.7)
Goods	95,882	150,666	98,315	68,250	43,412	(54.7)	(0.6)	(55.3)
Total Gross Billings	$234,814	$248,109	$171,448	$174,522	$167,550	(28.6)	(1.5)	(30.1)%
Revenue:
Local	$36,528	$35,053	$23,189	$40,329	$46,071	26.1	(2.8)	23.3%
Travel	3,140	1,109	847	3,464	3,915	24.7	(1.3)	23.4
Goods	84,040	137,064	92,537	61,377	21,074	(74.9)	(0.4)	(75.3)
Total Revenue	$123,708	$173,226	$116,573	$105,170	$71,060	(42.6)	(1.1)	(43.7)%
Gross Profit:
Local	$33,687	$32,858	$21,427	$38,192	$43,876	30.2	(2.9)	27.3%
Travel	2,711	891	713	3,154	3,576	31.9	(1.2)	30.7
Goods	13,907	24,599	14,475	10,395	7,177	(48.4)	(0.6)	(49.0)
Total Gross Profit	$50,305	$58,348	$36,615	$51,741	$54,629	8.6	(2.2)	6.4%

Contribution Profit	$38,637	$43,408	$25,717	$41,198	$39,772	2.9%

Consolidated Results of Operations:
Gross Billings:
Local	$343,527	$337,498	$350,970	$427,069	$422,809	23.1	(0.8)	22.3%
Travel	49,200	25,995	34,919	55,627	43,673	(11.2)	(0.4)	(11.6)
Goods	204,396	269,320	168,083	124,893	86,508	(57.7)	(0.3)	(58.0)
Total Gross Billings	$597,123	$632,813	$553,972	$607,589	$552,990	(7.4)	(0.5)	(7.9)%
Revenue:
Local	$135,089	$144,291	$148,563	$180,182	$175,202	29.7	(0.8)	28.9%
Travel	7,888	5,073	6,806	11,607	8,706	10.4	(0.5)	9.9
Goods	161,042	193,689	108,448	74,169	30,263	(81.2)	(0.2)	(81.4)
Total Revenue	$304,019	$343,053	$263,817	$265,958	$214,171	(29.6)	(0.4)	(30.0)%
Gross Profit:
Local	$121,194	$128,894	$133,853	$163,013	$159,060	31.2	(0.8)	30.5%
Travel	6,585	4,072	5,431	9,766	7,338	11.4	(0.5)	11.0
Goods	32,243	45,833	27,699	21,164	15,041	(53.4)	(0.2)	(53.6)
Total Gross Profit	$160,022	$178,799	$166,983	$193,943	$181,439	13.4	(0.7)	12.7%

Contribution Profit	$128,636	$141,023	$133,317	$150,223	$128,280	(0.3)%
Net cash provided by (used in) operating activities from continuing operations	$4,792	$80,906	$(46,405)	$(34,365)	$(74,176)	NM %
Free Cash Flow	$(6,953)	$68,857	$(58,445)	$(46,785)	$(87,581)	NM %

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Active Customers: (4)
North America	20.2	17.5	15.2	15.2	15.0
International	13.9	12.1	10.6	9.7	9.0
Total Active Customers	34.2	29.6	25.8	24.9	24.0

North America Units:
Local	8,148	8,745	8,266	8,873	8,196
Goods	4,428	5,631	3,081	2,330	1,849
Travel	151	135	193	191	128
Total North America units	12,727	14,511	11,540	11,394	10,173

International Units:
Local	4,171	3,350	2,091	2,583	3,683
Goods	4,320	7,058	4,121	2,598	1,770
Travel	192	93	51	103	120
Total International units	8,683	10,501	6,263	5,284	5,573

Consolidated Units:
Local	12,319	12,095	10,357	11,456	11,879
Goods	8,748	12,689	7,202	4,928	3,619
Travel	343	228	244	294	248
Total consolidated units	21,410	25,012	17,803	16,678	15,746

Headcount:
Sales (5)	1,369	1,276	1,207	1,094	1,104
Other	2,911	2,883	2,768	2,726	2,702
Total Headcount	4,280	4,159	3,975	3,820	3,806

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Income (loss) from continuing operations	$(16,561)	$13,971	$14,448	$(3,129)	$78,701
Adjustments:
Stock-based compensation	8,379	8,073	7,179	9,738	8,204
Depreciation and amortization	18,023	19,156	17,019	18,971	17,617
Restructuring and related charges (1)	20,559	3,799	7,422	14,245	12,483
Other (income) expense, net (2)	867	(4,581)	(18,123)	2,927	(82,533)
Provision (benefit) for income taxes	(486)	(334)	2,427	(1,789)	135
Total adjustments	47,342	26,113	15,924	44,092	(44,094)
Adjusted EBITDA	$30,781	$40,084	$30,372	$40,963	$34,607
(1)Restructuring and related charges includes $3.3 million, $4.4 million and $7.7 million of long-lived asset impairments for the three months ended September 30, 2020, December 31, 2020 and September 30, 2021. It also includes $0.3 million of additional stock-based compensation for the three months ended September 30, 2020.
(2)Other income (expense), net includes an $89.1 million unrealized gain due to an upward adjustment for an observable price change of an other equity investment for the three months ended September 30, 2021.
The following is a reconciliation of our outlook for Adjusted EBITDA to our outlook for the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

Year Ended December 31, 2021
Expected income (loss) from continuing operations	$81,000 - 85,000
Expected adjustments:
Stock-based compensation	34,000
Depreciation and amortization	72,000
Non-operating expense (income), net	(58,000)
Provision (benefit) for income taxes	1,000 - 2,000
Total expected adjustments	49,000 - 50,000
Expected Adjusted EBITDA	$130,000 - 135,000
The outlook provided above does not reflect the potential impact of any contemplated business or asset acquisitions or dispositions, changes in the fair values of investments or deferred tax asset valuation allowances, foreign currency gains or losses or unusual or infrequently occurring items that may occur during the remainder of 2021. The outlook includes restructuring and related charges in Non-operating expense (income), net.

    The following is a reconciliation of non-GAAP net income (loss) attributable to common stockholders to net income (loss) attributable to common stockholders and a reconciliation of non-GAAP net income (loss) per share to diluted net income (loss) per share for three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$78,107	$(16,270)	$89,283	$(301,909)
Less: Net income (loss) attributable to noncontrolling interest	(594)	291	(737)	(1,758)
Net income (loss)	78,701	(16,561)	90,020	(300,151)
Less: Income (loss) from discontinued operations, net of tax	—	—	—	382
Income (loss) from continuing operations	78,701	(16,561)	90,020	(300,533)
Less: Provision (benefit) for income taxes	135	(486)	773	(7,170)
Income (loss) from continuing operations before provision (benefit) for income taxes	78,836	(17,047)	90,793	(307,703)
Stock-based compensation	8,204	8,379	25,121	30,937
Amortization of acquired intangible assets	2,168	2,455	6,728	7,378
Acquisition-related expense (benefit), net	—	—	—	6
Restructuring and related charges	12,483	20,559	34,150	61,037
Changes in fair value of investments	(91,288)	—	(95,533)	8,089
Impairment of goodwill	—	—	—	109,486
Impairment of long-lived assets	—	—	—	22,351
Strategic advisor costs	—	—	—	3,626
Intercompany foreign currency losses (gains), foreign currency translation adjustments reclassified into earnings and other	7,901	(10,358)	(13,355)	(10,705)
Non-cash interest expense on convertible senior notes and loss on extinguishment of debt	374	3,701	6,316	10,824
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	18,678	7,689	54,220	(64,674)
Less: Non-GAAP provision (benefit) for income taxes	5,992	3,468	23,217	1,774
Non-GAAP net income (loss)	12,686	4,221	31,003	(66,448)
Net (income) loss attributable to noncontrolling interest	(594)	291	(737)	(1,758)
Non-GAAP net income (loss) attributable to common stockholders	12,092	4,512	30,266	(68,206)
Plus: Cash interest expense from assumed conversion of convertible senior notes (1)	436	—	825	—
Non-GAAP net income (loss) attributable to common stockholders plus assumed conversions	$12,528	$4,512	$31,091	$(68,206)

Weighted-average shares of common stock - diluted	33,364,538	28,751,520	32,393,891	28,535,393
Impact of dilutive securities	—	691,309	—	—
Weighted-average shares of common stock - non-GAAP	33,364,538	29,442,829	32,393,891	28,535,393

Diluted net income (loss) per share	$2.36	$(0.57)	$2.80	$(10.58)
Impact of non-GAAP adjustments and related tax effects	(1.98)	0.72	(1.84)	8.19
Non-GAAP diluted net income (loss) per share	$0.38	$0.15	$0.96	$(2.39)
(1)Adjustment to interest expense for assumed conversion of convertible senior notes excludes non-cash interest expense that has been added back above in calculating non-GAAP net income (loss) attributable to common stockholders.
Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Net cash provided by (used in) operating activities from continuing operations	$4,792	$80,906	$(46,405)	$(34,365)	$(74,176)
Purchases of property and equipment and capitalized software	(11,745)	(12,049)	(12,040)	(12,420)	(13,405)
Free cash flow	$(6,953)	$68,857	$(58,445)	$(46,785)	$(87,581)

Net cash provided by (used in) investing activities from continuing operations	$(12,469)	$(12,873)	$(12,744)	$(9,223)	$(11,530)
Net cash provided by (used in) financing activities	$(3,617)	$(3,759)	$62,618	$(241,039)	$(2,047)